Exhibit 10.3




         The Board of Directors of Unocal Corporation reserves the right to change the definition of "Change of Control" and
              other provisions of this Agreement to comply with the
                       American Jobs Creation Act of 2004.


                               UNOCAL CORPORATION

                        LONG-TERM INCENTIVE PLAN OF 2004

                        RESTRICTED STOCK AWARD AGREEMENT

     Unocal Corporation (hereinafter called the "Company") hereby grants to _______________ (hereinafter called the "Recipient"), as of __________________, and the Recipient hereby accepts, subject to all the terms and conditions of this Agreement ___________________ restricted shares of the Common Stock, $1 par value, of the Company. This Restricted Stock Award is subject to the Long-Term Incentive Plan of 2004 and the following terms and conditions to the extent consistent with the Long-Term Incentive Plan of 2004:

A.  Retention and Delivery of Share Certificates

     1. The shares granted pursuant to this award shall be retained by the Company, or a party selected by the Company, while any restrictions apply.

     2. The Recipient shall not be entitled to the delivery of any certificates representing the shares granted pursuant to this award unless and until all terms and conditions of the grant have been satisfied and all restrictions have lapsed.

     3. Any delivery of share certificates pursuant to this award is also conditioned upon the withholding of all state, local, federal or other taxes which the Company shall deem necessary or appropriate to withhold upon the delivery of such certificates. The Company may, in lieu of requiring cash payment of any such taxes, elect to withhold a number of whole shares of Stock whose value is at least equal to the amount of such taxes.

B.  Dividends

         All cash dividends on restricted shares which are held by the Company pursuant to this Agreement as of the date used for determining eligibility to receive dividend payments, shall be paid to the Recipient. No such dividend payments shall be made to the Recipient on any shares which have been forfeited as of said date.

C.  Voting and Consents

     During the period when restricted shares pursuant to this award are held by the Company under Section A above, Recipient shall have all voting rights with respect thereto. In the event the Recipient shall not exercise said voting rights with respect to this award or with respect to a prior award, then the Management Development and Compensation Committee of the Board of Directors (hereinafter the "Committee") shall be entitled to vote such shares.

D.  Vesting and Forfeiture of Shares

     1. The Recipient shall be entitled to the delivery of all the shares which are subject to this award and all restrictions thereon shall lapse if the Recipient is continuously employed by the Company and/or its subsidiaries until__________________.

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     2. If the employment of the Recipient is terminated prior to the end of the restriction period by a Normal or Deferred Retirement, as defined in and pursuant to the Company's Retirement Plan (or the retirement plan of a subsidiary, if applicable); by death or total disability (as defined in the Company Medical Plan); by an involuntary termination of employment which the Committee determines is for the convenience of the Company; or an Early Retirement which the Committee determines is for the convenience of the Company; then the Recipient shall be entitled to the delivery of a pro rata portion (not in excess of 1) of the shares subject to the award determined by the number of calendar days of employment with the Company or a subsidiary since the date of this award, divided by the number of calendar days from the date of this award until _________________________.

     3. The shares which are the subject of this award shall be completely forfeited and revert to the Company in the event the Recipient voluntarily terminates employment, or in the event the termination does not satisfy the conditions indicated in Paragraph 2 above.

     4. Upon the occurrence of a Change in Control (as such term is defined below), the Recipient shall be entitled to the delivery of all the shares which are subject to this award and all restrictions shall lapse. The shares subject to this award shall be subject to the same provisions as then apply generally to the outstanding shares of the Common Stock of the Company. As used herein, Change in Control means any of the following:

         (a) The acquisition by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")(a "Person") beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
         (iii) of subsection (c) of this Section D.4; or

         (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Resulting Entity") in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company voting Securities, as the case may be, (ii) no Person (excluding any

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         Resulting Entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such Resulting Entity) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the Resulting Entity will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


Notwithstanding the foregoing, the Board may deem "consummation of" an event to include a period of time immediately prior to or contemporaneous with the event to enable the Holder to exercise the Award or otherwise realize the benefits of the Award with respect to the underlying shares in the same manner as available to the common stockholders generally as a result of the event, but subject to the occurrence of a Change of Control. For purposes of clause (c), "entity" means any corporation, limited liability company, partnership or any other statutorily recognized business organization or entity that is similar to a statutory corporation and that can be merged into or combined with a statutory corporation.


     5. Unless the Committee or the Board otherwise provides prior to the Change in Control, the Recipient shall be entitled to refuse by advance written notice to the Company all or any portion of any payment or benefit (including shares) accelerated by reason of these amendments if the Recipient determines that receipt of such payment or benefit may result in adverse tax consequences to the Recipient under Section 4999 of the Internal Revenue Code. Unless the Committee or the Board otherwise provides prior to the Change in Control, the Company shall be totally and permanently relieved of any obligation to pay any amount or provide any benefit to the Recipient which the Recipient explicitly so refuses.

E.  Stock Dividends and Recapitalization

     1. In the event a dividend is declared upon the shares of the Company of the class then subject to this award, payable in such shares, the number of shares then subject to this award shall be increased proportionately.

     2. In the event the outstanding shares of the Company of the class then subject to this award shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each such share then subject to this award the number and class of shares of stock into which each such outstanding share of the Company shall be so exchanged.

F.  Miscellaneous

     1. Neither the Award nor any action taken pursuant to it shall be construed as giving any right to a Recipient to be retained in the employ of the Company or a Subsidiary.

     2. No Recipient may assign, transfer, pledge, hypothecate by either voluntary action or involuntary action any or all of the shares which are the subject of this award and held pursuant to Section A hereof.

     3. The Recipient shall file with the Company a beneficiary designation with respect to any distributions to be made in the event of Recipient's death. In the event no such designation is on file, or if said beneficiary or beneficiaries do not survive the Recipient or if the Committee is in doubt as to the appropriate beneficiary, the Committee may deliver the shares to the legal representative of the Recipient's estate and thereby be relieved of all liability with respect to distributions payable on account of the Recipient's death.

     4. This Agreement shall be governed in accordance with the laws of the State of California.

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     5. The headings of this Agreement are for convenience only and are to be ignored if inconsistent with the text.

     6. This Agreement shall be binding on any successor of the Company.

     7. The Company and Committee shall retain all rights and authority under the Long-Term Incentive Plan of 2004 with respect to this Award. All definitions and terms used in this Agreement are qualified in their entirety by reference to said Plan.

         IN WITNESS WHEREOF, The Company has granted this Restricted Stock Award on ________________, at El Segundo, California, which date is the date of this Award.

                  UNOCAL CORPORATION

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